Exhibit 1.1
EXECUTION VERSION
3,600,000 Shares
FINISAR CORPORATION
COMMON STOCK, $0.001 PAR VALUE PER SHARE
UNDERWRITING AGREEMENT
December 20, 2010

December 20, 2010
Credit Suisse Securities (USA) LLC
Eleven Madison Avenue
New York, NY 10010-3629
Ladies and Gentlemen:
     Finisar Corporation, a Delaware corporation (the “Company”), proposes to issue and sell to Credit Suisse Securities (USA) LLC (the “Underwriter”) an aggregate of 3,600,000 shares of the Common Stock, $0.001 par value per share, of the Company (the “Firm Shares”).
     The Company also proposes to issue and sell to the Underwriter not more than an additional 540,000 shares of the Common Stock, $0.001 par value per share, of the Company (the “Additional Shares”), if and to the extent that the Underwriter shall have determined to exercise the right to purchase such shares of common stock granted to the Underwriter in Section 3 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares.” The shares of Common Stock, $0.001 par value per share, of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the “Common Stock.”
     The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement, including a prospectus, on Form S-3 (File No. 333-165479) relating to shelf securities (the “Shelf Securities”), including the Shares. The registration statement as amended to the date of this Underwriting Agreement (the “Agreement”), including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430B under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”; the related prospectus covering the Shelf Securities dated March 15, 2010, in the form first used to confirm sales of Shares (or in the form first made available to the Underwriter by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Base Prospectus.” The Base Prospectus, as supplemented by the prospectus supplement specifically relating to the Shares in the form first used to confirm sales of the Shares (or in the form first made available to the Underwriter by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus,” and the term preliminary prospectus means the preliminary form of the Prospectus, if any, distributed to prospective purchasers of the Shares.
     For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the preliminary prospectus, together with the free writing prospectuses, if any, identified in Schedule I hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. As used herein, the terms “Registration Statement,” “Base Prospectus,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein. The terms “supplement,” “amendment” and “amend” as used herein with respect to the Registration Statement, the Base Prospectus, the Prospectus, the Time of Sale Prospectus or any free writing prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein.
     1. Representations and Warranties of the Company. The Company represents and warrants to and agrees with the Underwriter that:
     (a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission.
     (b) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Time of Sale Prospectus or the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) the Registration Statement, when it became effective and when amended or deemed to be amended pursuant to Rule 430B, did not contain and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement and the Prospectus comply and, when amended or deemed to be amended pursuant to Rule 430B, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iv) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 4), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (v) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 4), each broadly available road show, if any, when considered together with the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (vi) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use therein.
     (c) The Company is a “well known seasoned issuer” (as defined in Rule 405 under the Securities Act) and is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule I hereto, and electronic road shows, if any, each furnished to the Underwriter before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.
     (d) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.
     (e) Each subsidiary of the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Company, free and clear of all liens, encumbrances, equities or claims.
     (f) This Agreement has been duly authorized, executed and delivered by the Company.
     (g) The authorized capital stock of the Company conforms as to legal matters in all material respects to the description thereof contained in each of the Time of Sale Prospectus and the Prospectus.
     (h) The shares of Common Stock outstanding prior to the issuance of the Shares to be sold by the Company have been duly authorized and are validly issued, fully paid and non-assessable.
     (i) The Shares to be sold by the Company have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.

     (j) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene (i) any provision of applicable law, (ii) any provision of the certificate of incorporation or bylaws of the Company, (iii) any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, except, in the case of clauses (i), (iii) and (iv) above, where such contravention would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.
     (k) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus.
     (l) The conditions for use of Form S-3, set forth in the General Instructions thereto, have been satisfied.
     (m) There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject (i) other than proceedings accurately described in all material respects in the Time of Sale Prospectus and proceedings that would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by the Time of Sale Prospectus or (ii) that are required to be described in the Registration Statement or the Prospectus and are not so described; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.
     (n) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.
     (o) The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.
     (p) The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.
     (q) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.
     (r) Except as described in the Time of Sale Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.
     (s) There are no contracts, other documents or other agreements required to be described in the Registration Statement or to be filed as exhibits to the Registration Statement by the Securities Act or by the rules and regulations thereunder which have not been described or filed as required.
     (t) Neither the Company nor any of its subsidiaries or affiliates, nor any director, officer, or employee, nor, to the Company’s knowledge, any agent or representative of the Company or of any of its subsidiaries or affiliates, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and the Company and its subsidiaries and affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.
     (u) Each of the Company and its subsidiaries has good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by it which is material to the business of the Company and its subsidiaries, taken as a whole, in each case free and clear of all liens, encumbrances and defects except such as are described in the Time of Sale Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company or its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, in each case except as described in the Time of Sale Prospectus.
     (v) (i) The Company and its subsidiaries own, possess, or have valid, binding and enforceable licenses or other rights to use, or can acquire such ownership or right to use on reasonable terms, the patents, patent rights and patent applications, copyrights, trademarks, service marks, trade names, Internet domain names, technology, confidential information, software, know-how, (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and other intellectual property and proprietary rights necessary for or material to the conduct of their business in the manner in which it is presently being conducted and in the manner set forth in the Time of Sale Prospectus (collectively, the “Company Intellectual Property”); (ii) (A) except as set forth in the Time of Sale Prospectus, neither the Company nor any of its subsidiaries has received any challenge (including without limitation, notices of expiration) to the validity or enforceability of any patent or patent application that is material to the conduct of the business of the Company and its subsidiaries, taken as a whole (collectively, the “Company Patents”) from any third party or governmental authority, and the Company and its subsidiaries have made all filings and paid all fees necessary to maintain any Company Patents owned by any of them, and (B) except as set forth in the Time of Sale Prospectus, neither the Company nor any of its subsidiaries has received any challenge (including without limitation, notices of expiration) to the validity or enforceability of such other Company Intellectual Property from any third party or governmental authority, and the Company and its subsidiaries have made all filings and paid all fees necessary to maintain any Company Intellectual Property owned by any of them; (iii) the Company and its subsidiaries have taken reasonable measures necessary to secure their interests in Company Intellectual Property, including the confidentiality of all trade secrets and confidential information which constitutes Company Intellectual Property, and to secure assignment of Company Intellectual Property from its employees and contractors; (iv) the Company is not aware of any Company Intellectual Property required to be described in the Time of Sale Prospectus that is not so described; (v) except as set forth in the Time of Sale Prospectus, neither the Company nor any of its subsidiaries has received any claim of infringement or misappropriation of (and the Company does not know of any infringement or misappropriation of) intellectual property rights of others by the Company or any of its subsidiaries (A) with respect to the Company Patents or (B) with respect to the Company Intellectual Property, in either case, if an unfavorable decision, ruling or finding would have a material adverse effect on the Company and its subsidiaries, taken as a whole; (vi) the Company and its subsidiaries are not in breach of, and have complied in all material respects with all terms of, any license or other agreement relating to any Company Intellectual Property, and no party to any such agreement has given the Company or its subsidiaries notice of its intention to cancel, terminate, alter the scope of rights under or fail to renew any such agreement; and (vii) except as set forth in the Time of Sale Prospectus, no suit or other proceeding is pending against the Company or any of its subsidiaries concerning any agreement concerning the Company Intellectual Property, including any proceeding concerning a claim that the Company or its subsidiaries or another person has breached any such agreement, with respect to which an unfavorable decision, ruling or finding would have a material adverse effect on the Company and its subsidiaries, taken as a whole.

     (w) All patent applications owned by the Company and its subsidiaries and filed with the United States Patent and Trademark Office (the “PTO”) or any foreign or international patent authority (the “Company Patent Applications”) that are material to the conduct of their business have been duly and properly filed; the Company has complied with its duty of candor and disclosure to the PTO for the Company Patent Applications; the Company is not aware of any facts required to be disclosed to the PTO that were not disclosed to the PTO and which would preclude the grant of a patent for the Company Patent Applications; and the Company has no knowledge of any facts which would preclude it from having clear title to the Company Patent Applications that have been identified by the Company as being exclusively owned by the Company.
     (x) No material labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that would reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.
     (y) The Company and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company believes are prudent and customary in the businesses in which they are engaged. The Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or obtain similar coverage from similar insurers as may be necessary to continue its business.
     (z) The Company and its subsidiaries are in compliance in all material respects with, and conduct their respective businesses in conformity in all material respects with, all applicable federal, state and local laws and regulations.
     (aa) The Company and each of its subsidiaries has timely filed all material federal, state, local and foreign income and franchise tax returns required to be filed and are not in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect thereto, other than any that the Company or such Subsidiary is contesting in good faith. There is no pending dispute with any taxing authority relating to any of such returns, and the Company has no knowledge of any proposed liability for any tax to be imposed upon the properties or assets of the Company or any of its subsidiaries for which there is not an adequate reserve reflected in the Company’s financial statements included in the Registration Statement, the Time of Sale Prospectus and the Prospectus.
     (bb) The historical financial statements (including the related notes and supporting schedule) contained or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) comply in all material respects with the applicable requirements under the Securities Act and the Exchange Act (except that certain supporting schedules are omitted), (ii) present fairly in all material respects the financial position, results of operations and cash flows of the entities purported to be shown thereby on the basis stated therein at the respective dates or for the respective periods, and (iii) have been prepared in accordance with accounting principles generally accepted in the United States of America consistently applied throughout the periods involved, except to the extent disclosed therein.

Nothing has come to the attention of the Company that has caused it to believe that the statistical and market-related data included in the Registration Statement, the Time of Sale Prospectus and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.
     (cc) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Time of Sale Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.
     (dd) The Company has not sold, issued or distributed any shares of Common Stock during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.
     (ee) Each material contract, agreement and license to which the Company or any of its subsidiaries is bound is valid, binding, enforceable, and in full force and effect against the Company or its subsidiaries, as applicable, and each other party thereto, except as enforceability may be limited by bankruptcy and other similar laws affecting the rights of creditors generally and general principles of equity. Except as described in the Time of Sale Prospectus, neither the Company nor any other party is in breach or default in any material respect with respect to any such contract, agreement or license, and no event has occurred which with notice or lapse of time would constitute a material breach or default, or permit termination, modification, or acceleration, under any such contract, agreement or license. No party has repudiated any material provision of any such contract, agreement or license.
     (ff) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act, such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s co-principal executive officers and principal financial officer by others within those entities. The Company has utilized such controls and procedures in preparing and evaluating the disclosures in the Registration Statement, the Time of Sale Prospectus and the Prospectus.
     (gg) The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.
     (hh) (i) The Company represents that neither the Company nor any of its subsidiaries (collectively, the “Entity”) or any director, officer, employee, or, to the Company’s knowledge, any agent, affiliate or representative of the Entity, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:
     (A) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor
     (B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, North Korea, Sudan and Syria).
          (ii) The Entity represents and covenants that it will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:
     (A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or
     (B) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).
          (iii) The Entity represents and covenants that for the past five years, it has not knowingly engaged in, is not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.
     2. [RESERVED]
     3. Agreements to Sell and Purchase. On the basis of the representations and warranties herein contained, but subject to the terms and conditions hereinafter stated, the Company hereby agrees to sell to the Underwriter, and the Underwriter agrees to purchase from the Company, at $28.54 a share (the “Purchase Price”) the Firm Shares.

     On the basis of the representations and warranties herein contained, and subject to the terms and conditions hereinafter stated, the Company hereby grants to the Underwriter an option to purchase up to 540,000 Additional Shares at the Purchase Price; provided, however, that the amount paid by the Underwriter for any Additional Shares shall be reduced by an amount per share equal to any cash dividends declared by the Company and payable on the Firm Shares but not payable on such Additional Shares. The Underwriter may exercise this right on behalf of the in whole or from time to time in part by giving written notice not later than 30 days after the date of this Agreement. Any exercise notice (an “Exercise Notice”) shall specify the number of Additional Shares to be purchased by the Underwriter and the date on which such shares are to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm Shares nor later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 4 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. On each day, if any, that Additional Shares are to be purchased (an “Option Closing Date”), on the basis of the representations and warranties herein contained, and subject to the terms and conditions hereinafter stated, the Underwriter agrees to purchase the number of Additional Shares set forth in the Exercise Notice. Subject to the foregoing, on each Option Closing Date, on the basis of the representations and warranties herein contained, and subject to the terms and conditions hereinafter stated, the Company agrees to sell to the Underwriter the number of Additional Shares set forth in the Exercise Notice.
     The Company agrees that, without the prior written consent of the Underwriter, it will not, during the period ending 45 days after the date of the Prospectus, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any other securities so owned convertible into or exercisable or exchangeable for Common Stock; or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise; or (3) file any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock.
     The restrictions contained in the preceding paragraph shall not apply to (a) the Shares to be sold hereunder, (b) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof of which the Underwriter has been advised in writing, (c) grants of employee or director stock options, restricted stock or restricted stock units in accordance with the terms of any employee benefit plan in effect on the date hereof that is described in the Time of Sale Prospectus or the issuance by the Company of shares of Common Stock upon the exercise of such options or pursuant to the terms of such restricted stock units, (d) the filing of any registration statement on Form S-8 in respect of any employee benefit plan in effect on the date hereof and described in the Time of Sale Prospectus, and (e) the issuance by the Company of up to 7,500,000 shares of Common Stock (or options, warrants or convertible securities relating to shares of Common Stock) in connection with bona fide mergers or acquisitions, joint ventures, commercial relationships or other strategic transactions, provided that the acquiree of any such shares of Common Stock (or options, warrants or convertible securities relating to shares of Common

Stock) so issued enters into an agreement in the form of Exhibit A hereto with respect to such shares of Common Stock (or options, warrants or convertible securities relating to shares of Common Stock) for the remainder of the 45-day restricted period.
     4. Terms of Public Offering. The Underwriter hereby advises the Company that the Underwriter intends to offer for sale to the public, initially on the terms set forth in the Prospectus, the Shares as soon after this Agreement has been executed as the Underwriter, in its sole judgment, has determined is advisable and practicable.
     5. Payment and Delivery. Payment for the Firm Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective account of the Underwriter at 10:00 a.m., New York City time, on December 27, 2010, or at such other time on the same or such other date, not later than January 3, 2011, as shall be designated in writing by the Underwriter. The time and date of such payment are hereinafter referred to as the “Closing Date.”
     Payment for any Additional Shares sold by the Company shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the account of the Underwriter at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 3 or at such other time on the same or on such other date, in any event not later than the tenth business day thereafter, as shall be designated in writing by the Underwriter.
     The Firm Shares and Additional Shares shall be registered in such names and in such denominations as the Underwriter shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Firm Shares and Additional Shares shall be delivered to the Underwriter on the Closing Date or an Option Closing Date, as the case may be, for the account of the Underwriter, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriter duly paid, against payment of the Purchase Price therefor.
     6. Conditions to the Underwriter’s Obligations. The obligations of the Underwriter is subject to the following conditions:
     (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:
     (i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and
     (ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus as of the date of this Agreement that, in the Underwriter’s judgment, is material and adverse and that makes it, in the Underwriter’s judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus.
     (b) The Underwriter shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 6(a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.
     The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.
     (c) The Underwriter shall have received on the Closing Date from DLA Piper LLP (US), counsel for the Company, (i) an opinion dated the Closing Date substantially in the form of Exhibit B-1 hereto and (ii) a negative assurance letter dated the Closing Date substantially in the form of Exhibit B-2 hereto.
     (d) The Underwriter shall have received on the Closing Date an opinion of Shearn Delamore & Co., Malaysian counsel for the Company, dated the Closing Date, substantially in the form of Exhibit C hereto.
     (e) The Underwriter shall have received on the Closing Date an opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, counsel for the Underwriter, dated the Closing Date, with respect to such matters as the Underwriter reasonably requests.
     The opinions of DLA Piper LLP (US) described in Section 6(c) above shall be rendered to the Underwriter at the request of the Company and shall so state therein.
     (f) The Underwriter shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriter, from Ernst & Young LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.
     (g) The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between the Underwriter and certain stockholders, officers and directors of the Company relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to the Underwriter on or before the date hereof, shall be in full force and effect on the Closing Date.
     (h) At the Closing Date, the Company shall have used its best efforts to list the Shares on the Nasdaq Global Select Market.

     The obligation of the Underwriter to purchase Additional Shares hereunder on the applicable Option Closing Date is subject to the satisfaction of the conditions set forth above as of the Option Closing Date, and delivery to the Underwriter of the items set forth above, in each case given or dated as of the applicable Option Closing Date.
     7. Covenants of the Company. The Company covenants with the Underwriter as follows:
     (a) To furnish to the Underwriter, without charge, five signed copies of the Registration Statement (including exhibits thereto and documents incorporated therein by reference) and to furnish to the Underwriter in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 7(e) or 7(f) below, as many copies of the Time of Sale Prospectus, the Prospectus, any documents incorporated therein by reference and any supplements and amendments thereto or to the Registration Statement as the Underwriter may reasonably request.
     (b) Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to the Underwriter a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Underwriter reasonably objects, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.
     (c) To furnish to the Underwriter a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which the Underwriter reasonably objects.
     (d) Not to take any action that would result in the Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.
     (e) If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriter, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriter and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the

Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.
     (f) If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriter the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriter, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriter and to the dealers (whose names and addresses the Underwriter will furnish to the Company) to which Shares may have been sold by the Underwriter to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.
     (g) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Underwriter shall reasonably request; provided, however, that nothing contained herein shall require the Company to qualify to do business in any jurisdiction, to execute a general consent of process in any state or to subject itself to taxation in any jurisdiction in which it is otherwise not subject.
     (h) To make generally available to the Company’s security holders and to the Underwriter as soon as practicable an earning statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.
     (i) If the third anniversary of the initial effective date of the Registration Statement occurs before all of the Shares have been sold by the Underwriter, prior to the third anniversary to file a new shelf registration statement and to take any other action necessary to permit the public offering of the Shares to continue without interruption; references herein to the Registration Statement shall include the new registration statement declared effective by the Commission.
     (j) To prepare a final term sheet relating to the offering of the Shares, containing only information that describes the final terms of the offering in a form consented to by the Underwriter, and to file such final term sheet within the period required by Rule 433(d)(5)(ii) under the Securities Act following the date the final terms have been established for the offering of the Shares.
     8. Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriter and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriter, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 7(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriter in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriter incurred in connection with the review and qualification of the offering of the Shares by the Financial Industry Regulatory Authority, Inc., (v) all costs and expenses incident to listing the Shares on the Nasdaq Global Select Market, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, except that the Underwriter and the Company will each pay half of the cost of any aircraft chartered in connection with the road show, (ix) the document production charges and expenses associated with printing this Agreement and (x) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 10 entitled “Indemnity and Contribution” and the last paragraph of Section 12 below, the Underwriter will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.
     The provisions of this Section shall not supersede or otherwise affect any agreement that the Company may otherwise have for the allocation of such expenses among themselves.
     9. Covenants of the Underwriter. The Underwriter covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of the Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

     10. Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless the Underwriter, each person, if any, who controls the Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of the Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use therein.
     (b) The Underwriter agrees to indemnify and hold harmless the Company the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus or the Prospectus or any amendment or supplement thereto.
     (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 10(a) or 10(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Underwriter and all persons, if any, who control the Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of the Underwriter within the meaning of Rule 405 under the Securities Act and (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section. In the case of any such separate firm for the Underwriter and such control persons and affiliates of the Underwriter, such firm shall be designated in writing by the Underwriter. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.
     (d) To the extent the indemnification provided for in Section 10(a) or 10(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 10(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 10(d)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriter on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriter, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate price to the public of the Shares. The relative fault of the Company on the one hand and the Underwriter on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
     (e) The Company and the Underwriter agree that it would not be just or equitable if contribution pursuant to this Section 10 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 10(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 10(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 10, the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 10 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.
     (f) The indemnity and contribution provisions contained in this Section 10 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Underwriter, any person controlling the Underwriter or any affiliate of the Underwriter or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.
     11. Termination. The Underwriter may terminate this Agreement by notice given by the Underwriter to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the NASDAQ Global Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in the Underwriter’s judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in the Underwriter’s judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.
     12. Effectiveness. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.
     If this Agreement shall be terminated by the Underwriter because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriter for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by the Underwriter in connection with this Agreement or the offering contemplated hereunder.
     13. Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Shares, represents the entire agreement between the Company and the Underwriter with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Shares.
     (b) The Company acknowledges that in connection with the offering of the Shares: (i) the Underwriter has acted at arms length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (ii) the Underwriter owes the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriter may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriter arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.
     14. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
     15. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.
     16. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.
     17. Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriter at Eleven Madison Avenue, New York, New York 10010-3629, Attention: LCD-IBD, with a copy to Wilson Sonsini Goodrich & Rosati, Professional Corporation, 650 Page Mill Road, Palo Alto, California 94304, Attention: John A. Fore, Esq., and if to the Company shall be delivered, mailed or sent to it at 1389 Moffett Park Drive, Sunnyvale, California 94809, Attention: Chief Financial Officer (telecopy no. (408) 541-4154), with copies to it at 200 Precision Road, Horsham, Pennsylvania, 19044, Attention: Vice President, General Counsel and Secretary and to DLA Piper LLP (US), 2000 University Avenue, East Palo Alto, California 94303, Attention: Dennis C. Sullivan, Esq. (telecopy no. (650) 687-1200).

Very truly yours, FINISAR CORPORATION
By:	/s/ Eitan Gertel
	Name:	Eitan Gertel
	Title:	CEO

Accepted as of the date hereof CREDIT SUISSE SECURITIES (USA) LLC
By:	/s/ Nadir Shaikh
	Name:	Nadir Shaikh
	Title:	Managing Director

SCHEDULE I
Time of Sale Prospectus
None.

EXHIBIT A
Form of Lock-Up Letter
December __ 2010
Credit Suisse Securities (USA) LLC
Eleven Madison Avenue
New York, N.Y. 10010-3629
Ladies and Gentlemen:
     The undersigned understands that Credit Suisse Securities (USA) LLC (the “Underwriter”) proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Finisar Corporation, a Delaware corporation (the “Company”), providing for the public offering (the “Public Offering”) by the Underwriter, of shares (the “Shares”) of the Common Stock, $0.001 par value of the Company (the “Common Stock”).
     To induce the Underwriter to continue its efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the Underwriter, it will not, during the period commencing on the date hereof and ending forty-five (45) days after the date of the final prospectus relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise.
     The foregoing sentence shall not apply to the sale of securities pursuant to the terms of the Underwriting Agreement or to (a) sales of the Shares or transactions involving or relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Public Offering, provided that no filing under Section 16(a) of the Exchange Act of 1934 shall be required or shall be voluntarily made in connection with subsequent sales of Common Stock or other securities acquired in such open market transactions; (b) transfers of shares of Common Stock or any security convertible into Common Stock as a bona fide gift, or upon the death of the undersigned, by will or intestate succession to the undersigned’s immediate family (which, when used herein, shall mean any relationship by blood, marriage or adoption not more remote than first cousin); (c) transfers of shares of Common Stock or any security convertible into Common Stock to a trust, the beneficiaries of which are exclusively the undersigned or members of the undersigned’s immediate family, provided that in the case of a transfer or distribution pursuant to clause (b) or (c), (i) each donee or distributee shall sign and deliver a lock-up letter substantially in the form of this letter and (ii) no filing under Section

16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the restricted period referred to in the foregoing sentence; (d) the disposal or withholding of shares of Common Stock by the Company on behalf of the undersigned otherwise issuable upon a vesting event of restricted stock units, issued to the undersigned prior to the date of this agreement under Company stock incentive plans, solely to satisfy withholding tax obligations; (e) the sale of shares of Common Stock made pursuant to a trading plan in conformity with Rule 10b5-1 under the Exchange Act established prior to the date hereof; or (f) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that such plan does not provide for the transfer of Common Stock during the restricted period and no public announcement or filing under the Exchange Act regarding the establishment of such plan shall be required of or voluntarily made by or on behalf of the undersigned or the Company. In addition, the undersigned agrees that, without the prior written consent of the Underwriter, it will not, during the period commencing on the date hereof and ending forty-five (45) days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions.
     The undersigned understands that the Company and the Underwriter are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns. This agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.
     It is understood that the undersigned will be immediately released from the undersigned’s obligations under this agreement in the event (i) the Underwriting Agreement is not executed by the parties on or before January 31, 2011, (ii) the Company notifies the Underwriter prior the execution of the Underwriting Agreement in writing that it does not intend to proceed with the Public Offering, or (iii) the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Stock pursuant to the Underwriting Agreement.
     Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to the Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriter.

Very truly yours,

(Signature)

(Printed Name)

(Address)

EXHIBIT B-1
Form of Company Counsel Opinion
     (i) the Company has been duly incorporated and is a validly existing corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and the Prospectus and is duly qualified to do business as a foreign corporation, and is in good standing, in the States of California, New Jersey, Pennsylvania and Texas;
     (ii) each subsidiary of the Company listed on Schedule I hereto has been duly incorporated and is a validly existing corporation or limited liability company, as applicable, and is in good standing under the laws of the jurisdiction of its formation, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to do business as a foreign corporation or limited liability company, and is in good standing, in the states listed on Schedule I hereto;
     (iii) the authorized capital stock of the Company conforms as to legal matters to the description thereof contained in each of the Time of Sale Prospectus and the Prospectus;
     (iv) the shares of Common Stock outstanding prior to the issuance of the Securities to be sold by the Company have been duly authorized and are validly issued, fully paid and non-assessable;
     (v) all of the issued shares of capital stock or limited liability company interests of each subsidiary of the Company listed on Schedule I hereto have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Company, free and clear of any liens, encumbrances, equities or claims known to us;
     (vi) the Securities to be sold by the Company have been duly authorized and, when issued and delivered in accordance with the terms of the Underwriting Agreement against payment therefor, will be validly issued, fully paid and non-assessable, and the issuance of such Securities will not be subject to any preemptive or similar rights to acquire common stock under the certificate of incorporation or bylaws of the Company, the DGCL or any agreement or other instrument listed on Schedule II hereto;
     (vii) the Underwriting Agreement has been duly authorized, executed and delivered by the Company;
     (viii) the execution and delivery by the Company of, and the performance by the Company of its obligations under, the Underwriting Agreement will not contravene (a) any provision of United States federal or California state law or the DGCL applicable to the Company, (b) the certificate of incorporation or bylaws of the Company, (c) any agreement or other instrument listed on Schedule II hereto, (d) any judgment, order or decree of any governmental body, agency or court of the United States, Delaware (under the DGCL) or California known to us that may be applicable to the Company or any of its subsidiaries listed on Schedule I hereto, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under the Underwriting Agreement, except (a) such as may be required by the securities or blue sky laws of the various states in connection with the offer and sale of the Securities and the filing of a Notification: Listing of Additional Shares with the Nasdaq Stock Market LLC and (b) those that have been obtained;
     (ix) the statements relating to legal matters, documents or proceedings included in (A) the Time of Sale Prospectus and the Prospectus under the captions “Risk Factors — We are subject to pending shareholder derivative legal proceedings,” “Material U.S. Federal Income Tax Considerations for Non-U.S. Holders,” and “Description of Capital Stock”, (B) the Prospectus under the caption “Underwriter” and (C) Item 15 of the Registration Statement, in each case fairly summarize in all material respects such matters, documents or proceedings;
     (x) we do not know of any legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or of any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required; and
the Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

EXHIBIT B-2
Form of Company Counsel Negative Assurance Letter
     Based upon our participation described above, (A) in our opinion (i) each document filed pursuant to the Exchange Act and incorporated by reference in the Time of Sale Prospectus or the Prospectus (except for the financial statements and financial schedules and other financial data included therein, as to which we express no opinion) appeared on its face to be appropriately responsive as of its filing date in all material respects to the requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder, and (ii) the Registration Statement and the Prospectus (except for the financial statements and financial schedules and other financial data included therein, as to which we express no opinion) appear on their face to be appropriately responsive in all material respects to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder, and (B) no facts have come to our attention that would lead us to believe that (i) the Registration Statement or the prospectus included therein (other than the financial statements and financial schedules and other financial data included therein or omitted therefrom, as to which we express no view), as of the time such Registration Statement became effective and when amended or deemed to be amended pursuant to Rule 430B, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Time of Sale Prospectus (other than the financial statements and financial schedules and other financial data included therein or omitted therefrom, as to which we express no view), as of the date of the Underwriting Agreement, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (iii) the Prospectus (other than the financial statements and financial schedules and other financial data included therein or omitted therefrom, as to which we express no view), as of its date and the date hereof, contained or contains any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of circumstances under which they were made, not misleading.

EXHIBIT C
Form of Malaysian Counsel Opinion
Dear Sirs,
FINISAR MALAYSIA SDN BHD (Company No.538677-A) (the “Company”)
This opinion is being delivered to you at the request of Finisar Corporation pursuant to Section 5(f) of the Underwriting Agreement (as defined below). We understand that Finisar Corporation, a corporation established in Delaware, USA (the “Issuer”), proposes to issue and sell to: Credit Suisse Securities (USA) LLC (the “Underwriter”), a total aggregate of 4,140,000 shares of the Common Stock, $0.001 par value per share of Finisar Corporation, comprising 3,600,000 shares of the Common Stock (the “Firm Shares”) and an additional 540,000 shares of the Common Stock (the “Additional Shares”) pursuant to an underwriting agreement dated 20 December 2010 (the “Underwriting Agreement”) entered into between Finisar Corporation and the Underwriter (the “Transaction”).
1.	For the purposes of the Transaction above, we have acted as Malaysian legal counsel for Finisar Malaysia Sdn Bhd (Company No. 538677-A), a wholly owned subsidiary of the Issuer, in connection with the matters set out under paragraph 5 below, under the laws of Malaysia.

2.	This opinion is limited to the laws of Malaysia of general application published and in effect on the date of this opinion, as currently applied by the courts of Malaysia, and is given on the basis that it will be governed by and construed (including all terms used in it) in accordance with the laws of Malaysia. We have made no investigation of, and do not express or imply any views on, the laws of any country other than Malaysia.

3.	For the purpose of rendering this opinion, we have examined:
(a)	A certified true copy of the Memorandum and Articles of Association of the Company (the “M&A”) (which is enclosed herewith as Appendix I);

(b)	A certified true copy of the Certificate of Incorporation of Private Company (Form 9) of the Company dated 8 February 2001 (which is enclosed herewith as Appendix II);

(c)	A certified true copy of each Return of Allotment of Shares (Form 24) dated 13 February 2001, 22 June 2001, 11 February 2003 and 9 September 2004, respectively (collectively, the “Forms 24”) (which are enclosed herewith as Appendix III);

(d)	A certified true extract of the Members’ Register of the Company setting out the issuance of the 2 subscriber shares to the initial subscribers to the Memorandum of Association, and each acquisition by the Issuer of shares in the Company (the “Members’ Register”) (which is enclosed herewith as Appendix IV);

(e)	A certified true copy of a Notice of Situation of Registered Office and Office Hours and Particulars of Change (Form 44) dated 16 March 2007 (which is enclosed herewith as Appendix V);

(f)	A certified true copy of a Return Giving Particulars in Register of Directors, Managers & Secretaries and Changes of Particulars (Form 49) dated 7 September 2007 (which is enclosed herewith as Appendix VI);

(g)	A certified true copy of the Annual Return of the Company dated 8 October 2009 (the “Annual Return”) (which is enclosed herewith as Appendix VII);

(h)	An original letter dated [ • ] December 2010 from the Company confirming that its issued share capital is fully paid-up (“Confirmation on Share Capital”) (a copy of which is enclosed herewith as Appendix VIII);

(i)	An original certificate dated [ • ] December 2010 signed by 2 directors of the Company confirming inter alia that no legal proceedings have been commenced against it, no action threatened for its liquidation nor have any of its business licences been suspended or cancelled (the “Certificate”) (a copy of which is enclosed herewith as Appendix IX);

(j)	A certified true copy of the minutes of each shareholders’ meeting held on 21 June 2001, 10 February 2003 and 8 September 2004, respectively (collectively, the “Shareholders’ Resolutions”) (each of which are enclosed herewith as Appendix X);

(k)	A certified true copy of each circular Board resolution dated 8 February 2001, 22 June 2001, 10 February 2003 and 8 September 2004, respectively (collectively, the “Board Resolutions”) (each of which are enclosed herewith as Appendix XI);

(l)	the results of a company search on the Company at the Companies Commission of Malaysia dated [ • ] December 2010 based on documents registered with the Companies Commission as at 13 October 2009 (a copy of which is enclosed herewith as Appendix XII); and

(m)	the results of a winding-up search on the Company made with the Director General of Insolvency on [ • ] December 2010 (a copy of which is enclosed as Appendix XIII).
The Shareholders’ Resolutions and the Board Resolutions shall hereinafter collectively, be referred to as the “Resolutions”. We have no knowledge of the day-to-day operations of the Company and, except to the extent expressly set forth herein, have not undertaken any independent investigation or inquiry into the Company’s affairs or business. Except as stated in this paragraph 3, we have not examined any other documents and have not made any other enquiries concerning the Company. The documents as set out in this paragraph 3 are documents of a type which we would ordinarily request and rely on, in giving our opinion under paragraph 5 below.
Assumptions
4.	For the purpose of this opinion, we have assumed:
(a)	that each of the Confirmation on Share Capital and the Certificate has been duly authorized, executed and delivered by or on behalf of the Company.

(b)	the correctness of all facts stated in the Confirmation on Share Capital and the Certificate.

(c)	that none of the Company’s signatories to each of the Confirmation on Share Capital and the Certificate has signed the said documents by reason or in consequence (whether wholly or in part) of fraud, mistake, duress, undue influence, misrepresentation or any other similar act, matter or thing which would or might vitiate or prejudicially affect the Underwriting Agreement or otherwise entitle any party to avoid, rescind or have rectified the Underwriting Agreement or any of its obligations under the Underwriting Agreement and/or in connection with the Transaction.

(d)	the genuineness of all seals and signatures on all documents and the completeness, and the conformity to original documents, of all copies and specimens submitted to us and that any document submitted to us and any authorisation referred to in this opinion continues in full force and effect.

(e)	that the copy of the Company’s M&A, submitted to us is up to date and incorporates all amendments made thereto.

(f)	that neither the Underwriter nor any of its officers or employees has notice (or would, on making reasonable enquiry, become aware) of any matter which would adversely affect the validity or regularity of the documents set out under paragraph 3 above.

(g)	that all other documents or agreements referred to in the documents set out under paragraph 3 above, and which may affect the legality, validity and enforceability of the latter, are themselves legal, valid and enforceable.

(h)	that the Firm Shares and the Additional Shares (collectively, the “Securities”) fall within the definition of “securities” under the Capital Markets and Services Act 2009 (“CMSA”), and either:
(i)	Finisar Corporation will not make available, offer for subscription or purchase, or issue an invitation to subscribe for or purchase, the Securities in Malaysia; or

(ii)	if Finisar Corporation or the Underwriter do make available, offer for subscription or purchase, or issue an invitation to subscribe for, or purchase the Securities in Malaysia, such offer or invitation will fall within any one or more of the categories of transactions under Schedule 5 to the CMSA, and will constitute an excluded offer or excluded invitation under Schedule 6 or Section 229(1)(b) of the CMSA and an excluded issue under Schedule 7 or Section 230(1)(b) of the CMSA.
Opinion
5.	Based on the documents referred to in paragraph 3 and the assumptions in paragraph 4 above and subject to the qualification in paragraph 6 below and to any matters not disclosed to us, we are of the opinion that:
(a)	based on the company search conducted on the Company at the Companies Commission of Malaysia on [ • ] December 2010, the Company is duly incorporated under the Companies Act, 1965 of Malaysia and is validly existing as a private company with limited liability under the laws of Malaysia.

(b)	based on the M&A, the Company has the power and capacity to conduct the business it ordinarily conducts;

(c)	based on the M&A, the Forms 24, the Members’ Register, the Confirmation on Share Capital, the results of the company search conducted on [ • ] December 2010 (referred to in paragraph 5(a) above), the Annual Return and the Resolutions, respectively:
(i)	the Company has a total issued share capital of RM133,000,000-00;

(ii)	the issued share capital is comprised of 133,000,000 ordinary shares of RM1.00 each in the Company (the “Issued Shares”);

(iii)	the Issued Shares are fully paid-up;

(iv)	the issuance of the Issued Shares by the Company on:
a.	8 February 2001 was duly authorized by a Board resolution passed on 8 February 2001, the relevant Form 24 dated 13 February 2001 was duly lodged with the Companies Commission on 21 February 2001 in accordance with Section 54 of the Companies Act 1965 and the corresponding entry made on the Members’ Register;

b.	22 June 2001 was duly authorized by a shareholders’ resolution passed on 21 June 2001 and a circular Board resolution dated 22 June 2001, the relevant Form 24 dated 22 June 2001 was duly lodged with the Companies Commission on 2 July 2001 in accordance with Section 54 of the Companies Act 1965 and the corresponding entry made on the Members’ Register;

c.	10 February 2003 was duly authorized by a shareholders’ resolution passed on 10 February 2003 and a circular Board resolution dated 10 February 2003, the relevant Form 24 dated 11 February 2003 was duly lodged with the Companies Commission on 13 February 2003 in accordance with Section 54 of the Companies Act 1965 and the corresponding entry made on the Members’ Register; and

d.	8 September 2004 was duly authorized by a shareholders’ resolution passed on 8 September 2004 and a circular Board resolution dated 8 September 2004, the relevant Form 24 dated 9 September 2004 was duly lodged with the Companies Commission on 10 September 2004 in accordance with Section 54 of the Companies Act 1965 and the corresponding entry made on the Members’ Register, and based on the documents enumerated at paragraphs 5(c)(iv)a. to 5(c)(iv)d. above, the issuance of the Issued Shares was duly authorized and the Issued Shares were validly issued.

(v)	Finisar Corporation holds all the Issued Shares and is the sole shareholder of the Company.
(d)	based on the winding up search dated [ • ] December 2010 conducted with the Director General of Insolvency, no winding-up order has been made against the Company as at the date of the search. Based on such winding-up search and the Certificate, the Company has not taken any action nor have any steps been taken or legal or administrative proceedings been commenced or threatened for the winding-up, dissolution or liquidation of the Company or for the suspension, withdrawal, revocation or cancellation of any of its business licences.

(e)	Finisar Corporation is not required to obtain the consent of the Securities Commission of Malaysia prior to issuing and selling the Securities to the Underwriter nor required to register a prospectus in relation to the Securities with the Securities Commission of Malaysia prior to such issue.
Qualification
6.	In addition, this opinion is subject to the following qualification:
(a)	that there may be a significant delay between the lodging of documents and the subsequent entry of information from those documents, on the registers maintained with the Companies Commission. The official searches will also not reveal whether or not a winding-up petition has been presented. Notice of a winding-up order made or resolution passed or receiver or manager appointed may not be filed with the Companies Commission immediately and there may be a significant delay between the filing of such notice and its subsequent entry on the register at the Companies Commission.
Reliance
7.	This opinion is given for the sole benefit of the Underwriter.

8.	This opinion may not be disclosed to anyone else, except that it may be disclosed as required by law or regulation or to any professional adviser, but only on the express basis that they may not rely on it.

9.	This opinion is not to be quoted or referred to in any public document or filed with anyone without our written consent.